Exhibit 99.1

NII HOLDINGS ANNOUNCES AMENDMENTS TO CREDIT AGREEMENTS AND RECEIPT OF BANK COVENANT WAIVERS IN BRAZIL

RESTON, Va., March 1, 2017 - NII Holdings, Inc. [NASDAQ: NIHD] today announced that Nextel Brazil, its wholly-owned operating subsidiary, entered into amendments to its credit agreements with Banco do Brazil and Caixa Econômica Federal. Additionally, Nextel Brazil has secured waivers from each of these lenders related to certain financial covenants in its local bank loans.

The amendments provide, among other things, a 120-day standstill period effective March 2, 2017, during which time no amortization payments will be required with respect to the related loans while Nextel Brazil seeks to negotiate long-term modifications of the financing arrangements, including potential further extensions of the existing amortization relief.

Separately, the lenders have agreed to waive Nextel Brazil’s obligation to comply with a net debt to earnings before interest, taxes, depreciation and amortization, or EBITDA, ratio test, as well as certain other covenants, as of December 31, 2016. The waivers also provide for a “covenant holiday” inclusive of the June 30, 2017 testing period, during which time no compliance will be required with respect to the net debt financial covenant. The next measurement date for the net debt to EBITDA ratio test will be December 31, 2017, at which point Nextel Brazil must maintain a net debt to EBITDA ratio of no greater than 2.5.

“We are pleased that our local lenders in Brazil recognize the significant progress we have made in improving our operations and are supporting us by granting covenant waivers and agreeing to a standstill arrangement,” said Dan Freiman, Chief Financial Officer. “We will now work to negotiate long-term modifications to the loan agreements to better align the terms with our business.”

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of differentiated mobile communication services for businesses and high value consumers in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communication tools with digital cellular voice services, data services and wireless Internet access. Visit the Company's website at www.nii.com.
Nextel, the Nextel logo and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
Visit NII Holdings' news room for news and to access our markets' news centers: nii.com/newsroom.
Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding possible future amendments to financing arrangements, the business and economic outlook, and future performance, as well as other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the Company’s ability to fund the business and meet its business plans, customer growth and retention, pricing, network usage, operating costs, the timing of various events, the economic and regulatory environment and the foreign currency exchange rates that will prevail during 2017. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: our ability to reach agreement with lenders on amendments to the terms of our financing arrangements, the impact of liquidity constraints, including the inability to access escrowed and pledged funds when expected, the impact of more intense competitive conditions and changes in economic conditions in Brazil, the performance of the Company’s networks, the Company’s ability to provide services that customers want or need, the ability of the Company to continue as a going concern, the Company’s ability to execute its business plan, and the additional risks and uncertainties that are described in NII Holdings' Annual Report on Form 10-K for the year ended December 31, 2015, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:
NII Holdings, Inc.
1875 Explorer Street, Suite 800
Reston, Virginia 20190
(703) 390-5100
www.nii.com

Investor and Media Relations: Dan Freiman
(703) 547-5209
dan.freiman@nii.com